UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009

SPHERION CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-11997	36-3536544
(Commission File Number)	(IRS Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     On September 9, 2009, Spherion Corporation (the “Company”) entered into Amendment No. 7 to Rights Agreement with The Bank of New York Mellon amending that certain Rights Agreement, dated March 17, 1994, as amended, between the Company and Boatmen’s Trust Company (the “Rights Agreement”).

     The amendment to the Rights Agreement is intended to help preserve under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the value of the net operating loss benefits and other deferred tax assets of the Company. The value of tax assets that the Company seeks to protect by this amendment is approximately $147 million, as reflected on the Company's balance sheet at June 28, 2009.

     The Company’s ability to use its net operating losses and other tax benefits would be substantially limited by Section 382 of the Code if an “ownership change” occurred – generally, a greater than 50 percentage point change in ownership of common stock by shareholders owning (or deemed to own under Section 382 of the Code) 5 percent or more of a corporation’s stock over a defined period of time. The Company’s Rights Agreement was amended to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of the Company’s common stock.

     Among other things, the amendment to the Rights Agreement reduced the threshold at which a person or group becomes an “Acquiring Person” from 15% to 4.9% and expanded the concept of ownership to include shares indirectly and constructively owned under the tax rules governing ownership changes. The amendment provides for the following exceptions to triggering the plan: (i) existing 4.9% owners; (ii) persons or groups that exceed the 4.9% threshold because of a redemption by the Company that causes their percentage to increase; (iii) persons or groups that exceed the 4.9% threshold inadvertently, as long as they promptly divest enough shares to bring them below the threshold; (iv) directors, officers, and employees who exceed the 4.9% threshold by exercise of options or similar interests (including restricted shares, deferred stock units, or restricted stock units); (v) persons or groups that exceed the 4.9% threshold because of a unilateral grant or issuance by the Company; (vi) persons whose stock ownership the Board of Directors of the Company determines would not jeopardize the Company’s tax assets or is otherwise in the best interest of the Company; or (vii) persons who exceed the 4.9% threshold as a result of a transaction determined by the Board of Directors of the Company to be exempt. Certain of these exceptions apply only to the extent the buyer does not acquire an additional 1% of the Company's stock or does not become a 15% (or greater) owner. The Board of Directors of the Company may reduce the 1% permissive threshold if it determines that the Company's tax assets would be jeopardized. Such a reduction would be publicly-announced and would be effective from and after the date of such announcement.

     The amendment also provides that, in the event the Company exercises its right to exchange Rights for shares of Common Stock or common stock equivalents, the Board of Directors may direct the Company to enter into a trust agreement, in which case the Company would issue to the trust all of the Common Stock or common stock equivalents issuable in the exchange, and the trust would thereafter distribute such Common Stock or common stock equivalents to those persons entitled to receive them.

     The amendment contains a procedure for potential buyers of stock of the Company to seek pre-clearance from the Board of Directors of the Company to exceed the 4.9% threshold (or, in the case of existing 4.9% owners, to increase their holdings by 1% or more) without triggering the plan. The determination of whether to grant such pre-clearance would be based on whether the acquisition would jeopardize the Company’s tax assets. Pre-clearance may be granted subject to restrictions or limitations.

     The amendment deleted the provision that enabled the Company to amend the Rights Agreement to decrease the threshold set forth in Section 1(a) prior to the amendment from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of the Company then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, and any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement) together with all Affiliates or Associates of such Person and (ii) 10%.

     The Rights Agreement will expire on the earlier of April 1, 2014 or the redemption or exchange of the Rights by the Company, and the amendment relating to preserving tax assets (other than the terms and provisions contained therein that affect the rights, duties, obligations or immunities of the Rights Agent) will expire earlier if (i) the Board of Directors determines the Rights Agreement is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (ii) the Board of Directors determines, at the beginning of a specified period, that no tax benefits may be carried forward or (iii) the Company does not obtain stockholder approval prior to September 1, 2010. If the amendment terminates before the Rights Agreement expires, the Rights Agreement will revert essentially to its form prior to the amendment (other than the terms and provisions of the amendment that affect the rights, duties, obligations or immunities of the Rights Agent, which shall remain in full force and effect).

     The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Amendment No. 7, dated as of September 9, 2009, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon.
99.1	Press Release, dated September 9, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: September 9, 2009	By:	/s/ Mark W. Smith
Mark W. Smith
Executive Vice President & CFO

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 7, dated as of September 9, 2009, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon.
99.1	Press Release, dated September 9, 2009.